UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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CHEROKEE INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

NOTICE OF CANCELLATION OF

SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN to the stockholders of Cherokee Inc. (“Cherokee”) that the previously announced special meeting of Cherokee’s stockholders (the “Special Meeting”), originally scheduled to be held on November 28, 2017 at 8:00 a.m. (Pacific Time) and previously postponed, has been cancelled.

The purpose of the Special Meeting was to obtain the approval of Cherokee’s stockholders, in accordance with certain rules of the Nasdaq Stock Market LLC, of certain future equity financings that Cherokee may have been required to effect in order to maintain compliance with its senior secured credit facility with Cerberus Business Finance, LLC (“Cerberus”). However, as a result of the effectiveness of an amendment to the Cerberus credit facility that eliminates such requirement, these future equity financings will not be effected as contemplated. As a result, the Special Meeting no longer has a useful purpose and does not need to be held.

Cherokee’s Board of Directors apologizes for any inconvenience this may have caused its stockholders.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

December 13, 2017